UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive Natick, MA	01760
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (508) 647-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALUR	New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 3, 2025, Allurion Technologies, Inc. (the “Company”) issued a press release announcing the postponement of its previously announced special meeting of stockholders (the “Special Meeting”) from its currently scheduled date and time on Friday, April 4, 2025, at 12:00 p.m. Eastern Time, to its new time on April 10, 2025, at 12:00 p.m. Eastern Time (the “Reconvened Special Meeting”). The Company decided to postpone the Special Meeting to allow for further time to solicit proxies from the Company’s stockholders and provide stockholders with additional time to vote in order to facilitate broader participation.

At the Reconvened Special Meeting, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Definitive Proxy Statement on Schedule 14A for the Annual Meeting, filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2025. Valid proxies submitted prior to the Special Meeting will continue to be valid for the Reconvened Special Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Special Meeting.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the registrant on April 3, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer

Date: April 3, 2025